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                       CONSENT OF INDEPENDENT AUDITORS'
                       --------------------------------


Board of Directors
Renaissance Golf Products, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (33-92586 and 333-46047) of our report dated February 20, 1998, appearing in the Annual Report on Form 10-KSB of Renaissance Golf Products, Inc. for the year ended December 31, 1997.


                                        CORBIN & WERTZ

Irvine, California
April 15, 1998